Exhibit 10.1

This document prepared by and
after Recording Return to:

Updike, Kelly & Spellacy, P.C.
100 Pearl Street
P.O. Box 231277
Hartford, CT 06123-1277
Attn: Robert J. Martino, Esq.

                                                                      Space Above for Recorder’s Use

FOURTH AMENDMENT TO CREDIT AGREEMENT
AND MODIFICATION OF MORTGAGE AND JOINDER

This FOURTH AMENDMENT TO CREDIT AGREEMENT AND MODIFICATION OF MORTGAGE AND JOINDER (the “Amendment”) is executed on June 1, 2012, by and among EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Edac” or “Mortgagor”), GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Gros-Ite”), APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032 (“Apex”), and EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts 01001 (“EBTEC”, together with Apex, Gros-Ite and Edac, collectively, the “Borrower”), and TD BANK, N.A., a national banking association with an office located at 102 West Main Street, New Britain, Connecticut 06050-0174 (“Bank”).

W I T N E S S E T H:

WHEREAS, Edac, Gros-Ite, Apex (the “Original Borrowers”) and Bank entered into a Credit Agreement dated as of May 27, 2009, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage (the “First Amendment”) by and between Original Borrowers and Bank and dated July 21, 2010, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage (the “Second Amendment”) by and between Original Borrowers and Bank and dated November 24, 2010, and as further amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage (the “Third Amendment”) by and between Original Borrowers and Bank and dated July, 27, 2011 (as further amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Bank may make advances and extend other financial accommodations to the Original Borrowers; and

WHEREAS, on or about the date hereof Edac is acquiring an ownership interest in EBTEC and in connection therewith, EBTEC has agreed to, and pursuant to the terms hereof shall, become a “Borrower” under the Credit Agreement and Other Documents; and

WHEREAS, the obligations of Borrower to Bank under the Credit Agreement are secured by, inter alia, that certain Open-End Mortgage Deed and Security Agreement dated May 27, 2009 and executed by Edac, as Mortgagor, to and for the benefit of Bank (as amended and in effect from time to time, the “Mortgage”), encumbering certain real property located in Newington, Connecticut more particularly described in Exhibit A of the Mortgage (the “Property”), which Mortgage was recorded on the Newington, Connecticut land records on May 29, 2009 in Book 2002, at Page 405; and

WHEREAS, the Mortgage was modified pursuant to the First Amendment, which First Amendment was recorded on the Newington, Connecticut Land Records in Book 2037, at Page 719; and

WHEREAS, the Mortgage was modified pursuant to the Second Amendment, which Second Amendment was recorded on the Newington, Connecticut Land Records in Book 2048, at Page 321; and

WHEREAS, the Mortgage was modified pursuant to the Third Amendment, which Third Amendment was recorded on the Newington, Connecticut Land Records in Book 2066, at Page 201; and

WHEREAS, Section 13.10. of the Credit Agreement provides that no modification or amendment of the Credit Agreement shall be effective unless the same shall be in writing and signed by the parties thereto; and

NOW, THEREFORE, in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Bank and Borrower agree as follows:

1.           Defined Terms.  All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Amendment of Credit Agreement.  Bank and Borrower hereby agree to amend the Credit Agreement as follows:

(a)           Section 1 of the Credit Agreement, entitled “Definitions” is hereby amended by adding or amending and restating, as applicable, the following terms:

“Agawam Property” means that certain real property and the improvements thereon located at 120 Shoemaker Lane, Agawam, Massachusetts.

“Agawam Mortgage” means that certain Mortgage, Security Agreement and Financing Statement dated as of June 1, 2012 and executed by EBTEC to and for the benefit of Bank encumbering the Agawam Property.

“Asset Sale” means the sale, transfer, lease, license or other disposition, by Borrower or by any Subsidiary of Borrower to any Person other than Borrower of any property or assets of Borrower or any Subsidiary of Borrower now owned or hereafter acquired, of any nature whatsoever in any transaction or series of related transactions other than, (a) the sale of Inventory in the ordinary course of business; and (b) sales of machinery and equipment on commercially reasonable terms in arms-length transactions, which Borrower, in its reasonable business judgment, deems to be obsolete or no longer useful in the Borrower’s business operations; and (c) sales of Borrower’s real property (other than any real property now or hereafter owned by Borrower and located in Cheshire, Connecticut) on commercially reasonable terms in arms-length transactions, which Borrower, in its reasonable business judgment, deems to be obsolete or no longer useful in the Borrower’s business operations. An Asset Sale includes, without limitation, a division.

“Borrower” means individually and collectively EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, and EBTEC CORPORATION, a Delaware corporation.

“EBTEC” means EBTEC Corporation, a Delaware corporation.

“EDAC” means EDAC Technologies Corporation, a Wisconsin corporation.

“Fixed Asset Termination Date” means July 31, 2013.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder by and among Borrower and Bank dated June 1, 2012.

"Fourth Term Loan" has the meaning set forth in Section 2.4D.1. hereof.

"Fourth Term Loan Maturity Date" means the earlier of, (i) the date of the sale of the Plainville Property, or (ii) July 31, 2013.

"Fourth Term Note" has the meaning set forth in Section 2.4D.2. hereof.

"Fifth Term Loan" has the meaning set forth in Section 2.4E.1. hereof.

"Fifth Term Loan Maturity Date" means June 30, 2017.

"Fifth Term Note" has the meaning set forth in Section 2.4E.2. hereof.

"Loan" means the Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the Fifth Term Loan, the Sixth Term Loan, the Fixed Asset Loan, the Mortgage Loan, or any Revolving Loan.

"Loans" means the Term Loan, the Second Term Loan, the Third Term Loan, the Fourth Term Loan, the Fifth Term Loan, the Sixth Term Loan, the Mortgage Loan, the Fixed Asset Loan and any Revolving Loan.

"Note" means the Term Note, the Second Term Note, the Third Term Note, the Fourth Term Note, the Fifth Term Note, the Sixth Term Note, the Fixed Asset Note, the Mortgage Note or the Revolving Credit Note.

"Notes" means the Term Note, the Second Term Note, the Third Term Note, the Fourth Term Note, the Fifth Term Note, the Sixth Term Note the Mortgage Note, the Fixed Asset Note, and the Revolving Credit Note.

"Other Documents" means this Agreement, the Collateral Disclosure List, the Notes, the Security Agreement, the Environmental Certificate, the Mortgage, the Plainville Mortgage, the Agawam Mortgage, the Letter of Credit Applications, the Subordination Agreement, and all Hedging Contracts, and any other document, agreement or instrument executed by Borrower in connection with any Extension of Credit and any and all amendments, modifications and supplements thereto.

“Plainville Property” means 10 New Britain Avenue, Plainville, Connecticut.

“Plainville Mortgage” means that certain Open-End Mortgage Deed and Security Agreement dated June 1, 2012 and executed by EDAC Technologies Corporation to and for the benefit of Bank encumbering the Plainville Property.

"Revolving Credit Termination Date" means July 31, 2013, and any subsequent date to which the Revolving Credit Termination Date may be extended under Section 2.1.8. hereof.

"Security Agreement" means, collectively, the security agreements to be executed and delivered by Borrower in favor of Bank, as they may be amended, modified or supplemented from time to time.

"Sixth Term Loan" has the meaning set forth in Section 2.4F.1. hereof.

"Sixth Term Loan Maturity Date" means June 30, 2017.

"Sixth Term Note" has the meaning set forth in Section 2.4F.2. hereof.

(b)           Section 2.1.5 of the Credit Agreement, entitled “Interest” is hereby deleted in its entirety and replaced with the following:

Section 2.1.5.  Interest.  Each Revolving Loan shall bear interest at a variable annual rate equal to the Prime Rate plus Zero Percent (0%), which rate shall change contemporaneously with any change in the Prime Rate.  Such interest shall be payable on the first day of each month until such Revolving Loan is due (whether at maturity, by reason of acceleration or otherwise).

(c)           The Credit Agreement is hereby amended by adding a new Section 2.4D., entitled “Fourth Term Loan”, as follows:

Section 2.4D.  Fourth Term Loan.

Section 2.4D.1.  Amount.  Upon the execution of the Fourth Amendment, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, the principal amount of Two Million One Hundred Twenty Thousand and 00/100 Dollars ($2,120,000.00).

Section 2.4D.2.  Fourth Term Note.  The Fourth Term Loan shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit J (the "Fourth Term Note"), with all blanks therein appropriately completed and payable to the order of Bank, which Fourth Term Note is hereby incorporated by reference and made a part hereof.

Section 2.4D.3.  Payment of Principal and Interest.  Interest only shall be due and payable on the 1st day of each month, commencing on July 1, 2012.  Accrued interest shall be based upon the actual number of days elapsed over a 360 day year.  If not sooner paid, a final installment in the amount of the then unpaid principal amount of the Fourth Term Loan, together with all other amounts due and owing under the Fourth Term Note, shall be due and payable in full on the Fourth Term Loan Maturity Date.

Section 2.4D.4.  Interest.  The unpaid principal amount of the Fourth Term Loan, as evidenced by the Fourth Term Note, shall bear interest at a variable annual rate equal to the Prime Rate plus Zero Percent (0%), which rate shall change contemporaneously with any change in the Prime Rate.

Section 2.4D.5.  Prepayment of the Fourth Term Loan.  The Fourth Term Loan can be prepaid, in whole or in part, at any time without penalty or premium

Section 2.4D.6.  Maturity.  Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Fourth Term Loan shall become fully and finally due and payable on the Fourth Term Loan Maturity Date.

Section 2.4D.7.  Reserved.

Section 2.4D.8.  Use of Proceeds.  The proceeds of the Fourth Term Loan shall be used to finance acquisition costs related to the Plainville Property and for the working capital needs of the Borrower.

Section 2.4D.9.  Assignment of Escrowed Funds.  At the election of Bank, Borrower shall assign to Bank its right, title and interest to any funds escrowed by the General Electric Company (“GE”) pursuant to the terms and conditions of that certain Purchase and Sale Agreement dated February 14, 2012, as amended, by and between GE and EDAC Technologies Corporation.  Any such assignment shall be in form and substance acceptable to Bank in its reasonable discretion.

(d)           The Credit Agreement is hereby amended by adding a new Section 2.4E., entitled “Fifth Term Loan”, as follows:

Section 2.4E.  Fifth Term Loan.

Section 2.4E.1.  Amount of Fifth Term Loan.  Upon the execution of the Fourth Amendment, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, the principal amount of NINE HUNDRED THOUSAND AND 00/100 DOLLARS ($900,000.00) (the "Fifth Term Loan").

Section 2.4E.2.  Fifth Term Note.  The Fifth Term Loan shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit K (the "Fifth Term Note"), with all blanks therein appropriately completed and payable to the order of Bank, which Fifth Term Note is hereby incorporated by reference and made a part hereof.

Section 2.4E.3.  Payment of Principal and Interest.  Commencing on July 1, 2012, and continuing on the same day of each succeeding calendar month thereafter, the principal amount of the Fifth Term Loan, together with interest thereon, shall be payable in fifty-nine (59) consecutive monthly installments of Five Thousand Four Hundred Fourteen and 21/100 Dollars ($5,414.21), and one (1) installment of Seven Hundred Thirty-Three Thousand One Hundred Thirteen and 93/100 Dollars ($733,113.93), and if not sooner paid, a final installment in the amount of the then unpaid principal amount of the Fifth Term Loan, together with all other amounts due and owing under the Fifth Term Note, shall be due and payable in full on the Fifth Term Loan Maturity Date.

Section 2.4E.4.  Interest.  The unpaid principal amount of the Fifth Term Loan, as evidenced by the Fifth Term Note, shall bear interest at per annum fixed rate equal to the Classic Advance Rate for the Applicable FHLB Rate Period (as hereinafter defined) plus two and one-half percent (2.50%), as published by the Federal Home Loan Bank of Boston on the date hereof, or, in the event such rate is no longer available, the base, reference or other rate then designated by Bank, in its sole discretion, for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest rate, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.  As used this Section 2.4E, the term “Applicable FHLB Rate Period” shall mean five (5) years.

Section 2.4E.5.  Prepayment of the Fifth Term Loan.  The Borrower may prepay the Fifth Term Loan in whole or in part upon thirty (30) days prior written notice to Bank and subject to premium as set forth in this Section 2.4E.5.  Upon any such prepayment, whether by voluntary prepayment, acceleration or otherwise, Borrower shall pay a "yield maintenance fee" in an amount computed as follows: The current cost of funds, specifically the bond equivalent yield for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent yield) with a maturity date closest to the remaining term of the Sixth Term Loan, shall be subtracted from the interest rate set forth in Section 2.4E.4.  If the result is zero or a negative number, there shall be no yield maintenance fee due and payable. If the result is a positive number, then the resulting percentage shall be multiplied by the scheduled outstanding principal balance for each remaining monthly period of the Fifth Term Loan.  Each resulting amount shall be divided by 360 and multiplied by the number of days in the monthly period. Said amounts shall be reduced to present values calculated by using the above reference current costs of funds divided by twelve (12). The resulting sum of present values shall be the "fixed prepayment charge" due to Bank upon prepayment of the principal of the Fifth Term Loan plus any accrued interest due as of the prepayment date.

Section 2.4E.6.  Maturity.  Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Fifth Term Loan shall become fully and finally due and payable on the Fifth Term Loan Maturity Date.

Section 2.4E.7.  Use of Proceeds.  The proceeds of the Fifth Term Loan shall be used to refinance a portion of the purchase price to be paid by EDAC for the issued and outstanding capital stock of EBTEC and for the working capital needs of the Borrower.

(e)           The Credit Agreement is hereby amended by adding a new Section 2.4F., entitled “Sixth Term Loan”, as follows:

Section 2.4F.  Sixth Term Loan.

Section 2.4F.1.  Amount of Sixth Term Loan.  Upon the execution of the Fourth Amendment, Borrower agrees to borrow from Bank, and Bank agrees to lend to Borrower, the principal amount of THREE MILLION SEVEN HUNDRED EIGHTY FIVE THOUSAND AND 00/100 DOLLARS ($3,785,000.00) (the "Sixth Term Loan").

Section 2.4F.2.  Sixth Term Note.  The Sixth Term Loan shall be evidenced by a promissory note executed by Borrower in substantially the form attached hereto as Exhibit L (the "Sixth Term Note"), with all blanks therein appropriately completed and payable to the order of Bank, which Sixth Term Note is hereby incorporated by reference and made a part hereof.

Section 2.4F.3.  Payment of Principal and Interest.  Commencing on July 1, 2012, and continuing on the same day of each succeeding calendar month thereafter, the principal amount of the Sixth Term Loan, together with interest thereon, shall be payable in fifty-nine (59) consecutive monthly installments of Sixty-Nine Thousand Eight Hundred Ninety Two and 98/100 Dollars ($69,892.98), and one (1) installment of Sixty-Nine Thousand Eight Hundred Ninety Two and 84/100 Dollars ($69,892.84), and if not sooner paid, a final installment in the amount of the then unpaid principal amount of the Sixth Term Loan, together with all other amounts due and owing under the Sixth Term Note, shall be due and payable in full on the Sixth Term Loan Maturity Date.

Section 2.4F.4.  Interest.  The unpaid principal amount of the Sixth Term Loan, as evidenced by the Sixth Term Note, shall bear interest at per annum fixed rate equal to the Amortizing Advance Rate for the Applicable FHLB Rate Period and the Applicable FHLB Amortization Period (each as hereinafter defined) plus three percent (3%), as published by the Federal Home Loan Bank of Boston on the date hereof, or, in the event such rate is no longer available, the base, reference or other rate then designated by Bank, in its sole discretion, for general commercial loan reference purposes, it being understood that such rate is a reference rate, not necessarily the lowest rate, established from time to time, which serves as the basis upon which effective interest rates are calculated for loans making reference thereto.  As used in this Section 2.4F, the term “Applicable FHLB Rate Period” shall mean five (5) years and the “Applicable FHLB Amortization Period” shall mean twenty (20) years.

Section 2.4F.5.  Prepayment of the Sixth Term Loan.  The Borrower may prepay the Sixth Term Loan in whole or in part upon thirty (30) days prior written notice to Bank and subject to premium as set forth in this Section 2.4F.5.  Upon any such prepayment, whether by voluntary prepayment, acceleration or otherwise, Borrower shall pay a "yield maintenance fee" in an amount computed as follows: The current cost of funds, specifically the bond equivalent yield for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent yield) with a maturity date closest to the remaining term of the Sixth Term Loan, shall be subtracted from the interest rate set forth in Section 2.4F.4.  If the result is zero or a negative number, there shall be no yield maintenance fee due and payable. If the result is a positive number, then the resulting percentage shall be multiplied by the scheduled outstanding principal balance for each remaining monthly period of the Sixth Term Loan.  Each resulting amount shall be divided by 360 and multiplied by the number of days in the monthly period. Said amounts shall be reduced to present values calculated by using the above reference current costs of funds divided by twelve (12). The resulting sum of present values shall be the "fixed prepayment charge" due to Bank upon prepayment of the principal of the Sixth Term Loan plus any accrued interest due as of the prepayment date.

Section 2.4F.6.  Maturity.  Except where this Agreement or any instrument evidencing indebtedness hereunder provides that the obligations of Borrower shall become due upon any earlier date and notwithstanding any applicable provision permitting repayment at a later date, the Sixth Term Loan shall become fully and finally due and payable on the Sixth Term Loan Maturity Date.

Section 2.4F.7.  Use of Proceeds.  The proceeds of the Sixth Term Loan shall be used to finance a portion of the purchase price to be paid by EDAC for the issued and outstanding capital stock of EBTEC.

(f)Section 2.5.2 of the Credit Agreement, entitled “Interest Rates and Payments of Interest” is hereby amended by adding new Subsections (g), (h) and (i) thereto as follows:

(g)           The Fourth Term Loan shall bear interest and such interest shall be payable as set forth in Sections 2.4D.4 hereof.

(h)           The Fifth Term Loan shall bear interest and such interest shall be payable as set forth in Sections 2.4E.4 hereof.

(i)           The Sixth Term Loan shall bear interest and such interest shall be payable as set forth in Sections 2.4F.4 hereof.

(g)           Section 3.2 of the Credit Agreement, entitled “Security” is hereby amended in its entirety and replaced with the following:

Section 3.2.  Security.

(a) The Obligations shall be secured by:

All properties and assets of Borrower, including, without limitation, goods, Equipment, accounts receivable, inventory, contract rights, accounts, documents, instruments and chattel paper, business and financial records and general intangible assets of Borrower as more particularly defined in the Security Agreement.

(b)           The Obligations with respect to the Mortgage Loan shall be secured by a first mortgage lien on the Property as more particularly set forth in the Mortgage.

(c)           The Obligations with respect to the Fourth Term Loan shall be secured by a first mortgage lien on the Plainville Property as more particularly set forth in the Plainville Mortgage, as well as a collateral assignment of all permits, licenses, approval and construction documents related to the renovation of the Plainville Property.

(d)           The Obligations with respect to the Fifth Term Loan shall be secured by a first mortgage lien on the Agawam Property as more particularly set forth in the Agawam Mortgage.

(e)           Such other security documents entered into by each Borrower or any one of them and delivered to Bank.

Bank and Borrower hereby agree that, notwithstanding any provision of any Other Document, including, without limitation, Section 13.1 hereof, that (i) the Property shall only secure the Mortgage Loan, (ii) the Plainville Property shall only secure the Fourth Term Loan, and (iii) the Agawam Property shall only secure the Fifth Term Loan.

(h)           Section 7.1.4. of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 7.1.4.  As soon as available, but in no event later than forty-five (45) days after each Fiscal Quarter, a quarterly backlog report/work schedule report by customer, in form and substance acceptable to Bank, signed on behalf of Borrower by its chief financial officer.

(i)           The following section is hereby added as a new Section 7.23 of the Credit Agreement, entitled “Asset Sale”:

7.23.  Asset Sale.  Borrower shall prepay the Obligations in an amount equal to the net proceeds of any Asset Sale (i.e., the gross proceeds less the reasonable and customary costs of such sale or other dispositions) upon Borrower’s receipt thereof.  Any partial prepayment of the Obligations shall be applied in Bank’s discretion.

(j)           Section 8.1 of the Credit Agreement, entitled “Limitation on Indebtedness” is hereby amended by adding a new Section (f) thereto as follows:

(f)           Indebtedness of the Borrower (or any one or more of them) to the Connecticut Department of Economic and Community Development (the “DECD”) as more particularly described in that certain Letter of Intent from the DECD to EDAC dated April 4, 2012 regarding a proposed $6,565,000 loan (the “Letter of Intent”), provided that, said loans are consummated and closed on substantially the same terms as set forth in the Letter of Intent.

(k)           Section 8.3 of the Credit Agreement, entitled “Leases” is hereby amended and restated as follows:

Section 8.3.  Leases.  Neither Borrower nor any of its Subsidiaries shall during any Fiscal Year enter into any leases of real or personal property as lessee, except for Capital Leases or leases with a Bank Affiliate, Capital Leases or leases providing for payments in any one (1) fiscal year (whether or not such payments are termed rent) as permitted under Section 8.1. hereof, that in the aggregate do not increase the aggregate annual lease payments of Borrower and its Subsidiaries in excess of (i) THREE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($350,000.00) over such payments required to be made during the immediately preceding Fiscal Year with respect to the Fiscal Year ending December 31, 2013, and ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) over such payments required to be made during the immediately preceding Fiscal Year with respect to each Fiscal Year thereafter.

(l)           Section 8.5 of the Credit Agreement, entitled “Encumbrances” is hereby amended by adding a new Section (j) thereto as follows:

(j)          Encumbrances on machinery and equipment of the Borrower in favor of the DECD which secures Indebtedness of the Borrower (or any one or more of them) to the DECD which is permitted pursuant to Section 8.1(f) of this Agreement.

(m)           The following section is hereby added as a new Section 8.19 of the Credit Agreement, entitled “Asset Sale”:

8.19.  Asset Sale.  Borrower shall not engage in any Asset Sale other than equipment that is replaced by other equipment of comparable or superior quality and value within ninety (90) days of such Asset Sale.

(n)           Section 9.2 of the Credit Agreement, entitled “Net Leverage Ratio” is hereby amended in its entirety and replaced with the following:

Section 9.2.  Net Leverage Ratio.  Borrower shall not permit the ratio of Consolidated Total Liabilities minus Subordinated Indebtedness to Consolidated Tangible Net Worth to be greater than the amounts set forth below.

Fiscal Quarter Ending                                                                                         Ratio

-December 31, 2012                                                                                     4.00 to 1.00
-December 31, 2013                                                                                     3.50 to 1.00
-December 31, 2014                                                                                     3.25 to 1.00

Notwithstanding the foregoing, for any period prior to the date of the Fourth Amendment, EBTEC shall not be considered in making any calculation set forth in this Section 9.2.

(o)           Section 9.2A. of the Credit Agreement, entitled “Funded Debt to EBITDA Ratio”, is hereby amended and restated, as follows:

9.2A.           Funded Debt to EBITDA Ratio.  Borrower shall not permit the ratio of its Total Funded Debt to EBITDA to be greater than the amounts set forth below.   The Funded Debt to EBITDA Ratio shall be tested as of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending September 30, 2011, by reference to the Fiscal Quarter then ended and the immediately preceding three (3) Fiscal Quarters (calculated on a rolling four (4) quarter basis).

Fiscal Quarter Ending                                                                                      Ratio

-September 30, 2011                                                                                    4.75 to 1.00
-December 31, 2011
  through the Fiscal Quarter
  ending September 30, 2012                                                                      4.25 to 1.00
-December 31, 2012                                                                                     4.00 to 1.00
-December 31, 2013                                                                                     3.50 to 1.00
-December 31, 2014                                                                                     3.25 to 1.00

Notwithstanding the foregoing, for any period prior to the date of the Fourth Amendment, EBTEC shall not be considered in making any calculation set forth in this Section 9.2A.

(p)           Subsection (a) of Section 11.1 of the Credit Agreement is hereby amended in its entirety and replaced with the following:

(a)  Borrower shall fail to pay (i) any outstanding principal amount of any Loans when due, (ii) any accrued and unpaid interest on the Loans, or (iii) any fees or expenses payable under this Agreement, the Notes or the Other Documents within ten (10) days of the due date  for such fees and expenses; or

(q)           The Credit Agreement is hereby amended by adding a new Exhibit J thereto, entitled “Fourth Term Note”, in the form of Exhibit A, attached hereto.

(r)           The Credit Agreement is hereby amended by adding a new Exhibit K thereto, entitled “Fifth Term Note”, in the form of Exhibit B, attached hereto.

(s)           The Credit Agreement is hereby amended by adding a new Exhibit L thereto, entitled “Sixth Term Note”, in the form of Exhibit C, attached hereto.

(t)           Schedule 4.21 of the Credit Agreement, entitled “Litigation” is hereby deleted in its entirety and replaced with Schedule 4.21 attached hereto.

3.           Amendment of Mortgage.  Bank and Mortgagor hereby agree to amend the Mortgage as follows:

(a)           The first (1st) “WHEREAS” clause on the first (1st) page of the Mortgage is hereby deleted in its entirety and replaced with the following:

WHEREAS, pursuant to a Credit Agreement dated May 27, 2009 by and among Borrower, EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, GROS-ITE INDUSTRIES, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, APEX MACHINE TOOL COMPANY, INC., a Connecticut corporation, with a place of business at 1806 Farmington Avenue, Farmington, Connecticut 06032, and EBTEC CORPORATION, a Delaware corporation, with a place of business at 120 Shoemaker Lane, Agawam, Massachusetts  (collectively with Borrower, the “Credit Parties”) and Bank, as amended by that certain First Amendment to Credit Agreement and Modification of Mortgage dated July 21, 2010 and recorded on the Newington, Connecticut Land Records in Book 2037, at Page 719, and as further amended by that certain Second Amendment to Credit Agreement and Modification of Mortgage dated November 24, 2010 and recorded on the Newington, Connecticut Land Records in Book 2048, at Page 321, and as further amended by that certain Third Amendment to Credit Agreement and Modification of Mortgage dated July, 27, 2011 and recorded on the Newington, Connecticut Land Records in Book 2066, at Page 201 (as amended and in effect from time to time, the “Credit Agreement”), the Bank has made, inter alia, (i) a Mortgage Loan in the amount of TWO MILLION SIX HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($2,640,000.00) (the “Loan”), which Mortgage Loan is evidenced by a certain Mortgage Note dated May 27, 2009 in the original amount of TWO MILLION SIX HUNDRED FORTY THOUSAND AND 00/100 DOLLARS ($2,640,000.00) (as amended and in effect from time to time, the “Note”), a copy of which is attached hereto as Exhibit B and made a part hereof;

(b)           Exhibit C of the Mortgage, entitled “Term Note”, Exhibit D of the Mortgage, entitled “Revolving Credit Note”, Exhibit I of the Mortgage, entitled “Second Term Note”, Exhibit J of the Mortgage, entitled “Fixed Asset Note”, and Exhibit K of the Mortgage, entitled, “Third Term Note”, are each hereby deleted in their entirety.

4.           Joinder and Cross Guaranty.

(a)           By execution of this Amendment, EBTEC (“Joining Party”) shall hereby become a “Borrower” under the Credit Agreement, the Notes and the Other Documents (other than any document to which EDAC is the sole signatory thereof due to its ownership interest in any real property securing the Loan) with respect to all of the obligations of a Borrower now or hereafter incurred thereunder and any other documents executed in connection therewith, including without limitation, the Other Documents (collectively, the “Obligations”).  Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Borrower under the Credit Agreement, the Notes and the Other Documents (other than any document to which EDAC is the sole signatory thereof due to its ownership interest in any real property securing the Loan).

(b) Joint and Several.  Each Borrower shall be obligated for all of the Obligations on a joint and several basis, notwithstanding which Borrower may have directly received the proceeds of any particular loan or advance.

(c) Representations and Warranties of Joining Party.  Joining Party represents and warrants to Bank that, as of the date hereof, the representations and warranties contained in the Other Documents are true and correct in all material respects as applied to such Joining Party as a Borrower on and as of the date hereof as though made on that date.  As of the date hereof, all covenants and agreements of the Borrowers in the Other Documents are true and correct with respect to Joining Party and no Default or Event of Default (as defined in the Credit Agreement) shall exist upon the date hereof upon the Joining Party becoming a Borrower.

(d)           Notes.  Joining Party hereby agrees that, as of the date hereof, the Notes heretofore delivered to Bank by Original Borrowers shall be an obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Bank, will promptly endorse such Notes to confirm such obligation.

(e)           Further Assurances.  Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Bank may reasonably request, in connection with the transactions contemplated by the foregoing.

(f)           Cross-Guaranty.  Joining Party hereby absolutely, unconditionally and irrevocably guarantees to Bank the full and punctual payment and performance of any and all loans, advances, indebtedness, liabilities, obligations, covenants or duties of Original Borrowers to Bank of any kind or nature, whether arising under a loan, lease, credit card, line of credit, letter of credit, guaranty, indemnity, confirmation, currency exchange, interest rate protection arrangement, overdraft, or other type of financing arrangement, and any and all extensions and renewals thereof, and modifications and amendments thereto, whether in whole or in part, whether created directly by Bank or acquired by assignment, purchase, discount or otherwise, whether any of the foregoing are direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising, whether under any present or future document, agreement or other instrument, and whether or not evidenced by a writing and specifically including, but not being limited to, unpaid principal, plus all accrued and unpaid interest thereon, together with all fees, expenses, commissions, charges, penalties and other amounts owing by or chargeable to Borrower under the Credit Agreement and the Other Documents, as and when the same shall become due and payable, whether at maturity, by acceleration or otherwise.

5.           Effect of Amendment.  Bank and Borrower hereby agree and acknowledge that the Credit Agreement and the Mortgage each remains in full force and effect and, except as provided in this Amendment, each such document has not been modified or amended in any respect, it being the intention of Bank and Borrower that this Amendment and, as applicable, the Credit Agreement and the Mortgage be read, construed and interpreted as one and the same instrument.

                6.           Ratification of Other Documents.  This Amendment is hereby incorporated into and made a part of the Credit Agreement, Mortgage and all Other Documents respectively, the terms and provisions of which, except to the extent modified by this Amendment are each ratified and confirmed and continue unchanged in full force and effect.  Any reference to the Credit Agreement and all Other Documents respectively in this or any other instrument, document or agreement related thereto or executed in connection therewith shall mean the Credit Agreement and all Other Documents respectively as amended by this Amendment.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Credit Agreement, Borrower hereby confirms its prior grant to Bank of a continuing first lien on and security interest in, upon and to all of Borrower's now owned or hereafter acquired, created or arising Collateral as described in the Credit Agreement.

7.           Ratification of Mortgage.  In confirmation of the hereinabove, Mortgagor hereby grants and conveys to the Bank, with MORTGAGE COVENANTS, the Property; to have and to hold the Property unto the Bank, its successors and assigns, forever in accordance with the Mortgage and Other Documents, such that if such sums due thereunder shall be paid and all other obligations of Borrower under the Other Documents shall be fully kept and performed, then the Mortgage, as modified herein, shall be null and void; otherwise to remain in full force and effect.

8.           Representations and Warranties.  Borrower warrants and represents to Bank that:

(a)           Prior Representations. By execution of this Amendment, except as set forth herein, Borrower reconfirms all warranties and representations made to Bank under the Credit Agreement and the Other Documents respectively, except to the extent that such representation and warranties relate expressly to an earlier date and restate such warranties and representations as of the date hereof, all of which shall be deemed continuing until all of the obligations due to Bank are indefeasibly paid and satisfied in full.

(b)           Authorization. The execution and delivery by Borrower of this Amendment and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) have been duly authorized by all necessary action on behalf of Borrower and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of  any nature on any of the properties of the Borrower.

(c)           Valid, Binding and Enforceable. This Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

(d)           No Default. No Default or Event of Default exists after giving effect to this Amendment.

                 9.           Confirmation of Other Documents.  Borrower hereby agrees, notwithstanding the amendment of the Credit Agreement and the Mortgage, that, except as set forth herein, the Other Documents and its agreements, covenants, obligations, representations and warranties thereunder and therein are hereby expressly ratified, confirmed, and restated.

10.           Effectiveness Conditions.  This Amendment shall become effective upon the following:

(a)           Execution and delivery by Borrower of this Amendment to Bank;

(b)           Payment by Borrower of all of Bank’s reasonable legal and other fees, commissions, costs, charges, taxes and other expenses incurred by Bank in connection with the preparation, execution and delivery of this Amendment and the fees and disbursements of Bank’s counsel and all recording fees;

(c)           Delivery of authorizing resolutions on behalf of Borrower; and

(d)           Delivery of other items as Bank shall reasonably request.

For purposes of determining compliance with the conditions specified in this Section 10, the Bank’s execution and delivery of this Amendment shall be deemed to constitute Borrower’s compliance with the conditions to effectiveness of this Amendment as set forth in this Section 10.

11.           Consents.  The bank hereby consents to the transactions contemplated by the Stock Acquisition Agreement and the Plainville Purchase and Sale Agreement (the “Acquisition Transactions”).  Without limiting the generality of the foregoing, the Bank agrees that notwithstanding anything in the Credit Agreement or the Other Documents to the contrary: (a) EDAC may distribute certain common stock to certain of the former shareholders of EBTEC as more particularly set forth in the Stock Acquisition Agreement, (b) the Borrowers now have additional offices and collateral locations at 10 New Britain Avenue, Plainville, Connecticut, 120 Shoemaker Lane, Agawam, Massachusetts, and 67 Katherine Street, Westfield, Massachusetts; and (c) the Bank is aware of the current environmental issues regarding the Plainville Property and the existence of such environmental issues does not in and of itself constitute an Event of Default under the Credit Agreement or Other Documents.

12.           Releases.

(a)           Borrower hereby knowingly and, after receiving advice of counsel, acknowledges and agrees that Borrower does not now have or know of any basis for any claim in tort, contract or otherwise against Bank, its officers, directors, agents or employees (collectively, “Bank Affiliates”) for breach of the Credit Agreement, the Other Documents or any other document which may arise out of the relationship between Borrower and Bank or Borrower and any of the Bank Affiliates.

(b)           Borrower does hereby absolutely and unconditionally release and discharge the Bank Affiliates from any and all claims, causes of action, losses, damages or expenses related to the Credit Agreement, the Other Documents or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Bank or any of the Bank Affiliates or which Borrower may have against the Bank Affiliates under the Credit Agreement, the Other Documents or any of the documents or instruments executed and delivered in connection with the same or otherwise arising out of the debtor-creditor relationship between Borrower and Bank or any of the Bank Affiliates, in each case, through the date of this Amendment, which includes the execution and delivery of this Amendment and the documents and instruments executed and delivered in connection herewith.

13.           Governing Law.  THIS AMENDMENT, AND ALL RELATED AGREEMENTS AND DOCUMENTS, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS SET FORTH IN SECTION 13.8 OF THE CREDIT AGREEMENT. THE PROVISIONS OF THIS AMENDMENT AND ALL OTHER AGREEMENTS AND DOCUMENTS REFERRED TO HEREIN ARE TO BE DEEMED SEVERABLE, AND THE INVALIDITY OR UNENFORCEABILITY OF ANY PROVISION SHALL NOT AFFECT OR IMPAIR THE REMAINING PROVISIONS WHICH SHALL CONTINUE IN FULL FORCE AND EFFECT.

14.           Modification.   No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed by Borrower and Bank.

15.           Duplicate Originals:  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

16.           Waiver of Jury Trial:  BORROWER AND BANK EACH HEREBY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION, PROCEEDING OR COUNTERCLAIM ARISING WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO OR UNDER THE OTHER DOCUMENTS OR WITH RESPECT TO ANY CLAIMS ARISING OUT OF ANY DISCUSSIONS, NEGOTIATIONS OR COMMUNICATIONS INVOLVING OR RELATED TO ANY PROPOSED RENEWAL, EXTENSION, AMENDMENT, MODIFICATION, RESTRUCTURE, FORBEARANCE, WORKOUT, OR ENFORCEMENT OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS.

17.           Benefit.  This Amendment shall inure to the benefit of and bind the parties hereto and their respective successors and assigns.

18.           Counterparts.  This Amendment may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon one and the same instrument.

[remainder of page intentionally left blank; signature page follows]

[signature page 1 of 2 to Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder]

IN WITNESS WHEREOF, Bank and Borrower have executed this Amendment as of the date first above written.

WITNESSETH:                                                                        TD BANK, N.A.

/s/____________________                                                 By:  /s/A. Tommy Boisvert
A. Tommy Boisvert, Jr.
Its Vice President
/s/____________________                                                        Duly Authorized

STATE OF CONNECTICUT              )
)  at New Britain
COUNTY OF HARTFORD                 )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared A. Tommy Boisvert, Jr., known to me (or satisfactorily proven) to be a Vice President of TD Bank, N.A. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said bank.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

[signature page 2 of 2 to Fourth Amendment to Credit Agreement and Modification of Mortgage and Joinder]

      EDAC TECHNOLOGIES CORPORATION

/s/____________________                                                   By: /s/Glenn L. Purple
      Name: Glenn L. Purple
      Its Chief Financial Officer
/s/____________________                                                   Duly Authorized

      GROS-ITE INDUSTRIES, INC.

/s/____________________                                                   By: /s/Glenn L. Purple
      Name: Glenn L. Purple
      Its Secretary
/s/____________________                                                   Duly Authorized

      APEX MACHINE TOOL COMPANY, INC.

/s/____________________                                                   By: /s/Glenn L. Purple
      Name: Glenn L. Purple
      Its Secretary
/s/____________________                                                   Duly Authorized

      EBTEC CORPORATION

/s/____________________                                                   By: /s/Glenn L. Purple
      Name: Glenn L. Purple
      Its Treasurer
/s/____________________                                                   Duly Authorized

[acknowledgement page 1 of 2 to Fourth Amendment to Credit Agreement and
Modification of Mortgage]

STATE OF CONNECTICUT              )
)  at Hartford
COUNTY OF HARTFORD                )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple, known to me (or satisfactorily proven) to be the Chief Financial Officer of EDAC Technologies Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/___________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT              )
)  at Hartford
COUNTY OF HARTFORD                 )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Secretary of Gros-Ite Industries, Inc. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

[acknowledgement page 2 of 2 to Fourth Amendment to Credit Agreement and
Modification of Mortgage]

STATE OF CONNECTICUT              )
)  at Hartford
COUNTY OF HARTFORD                 )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Secretary of Apex Machine Tool Company, Inc. and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court

STATE OF CONNECTICUT              )
)  at Hartford
COUNTY OF HARTFORD                 )

On this the 31st day of May, 2012, before me, the undersigned officer, personally appeared Glenn L. Purple known to me (or satisfactorily proven) to be the Treasurer of EBTEC Corporation and acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed and the free act and deed of said corporation.

In Witness Whereof I hereunto set my hand.

/s/________________________________
Notary Public/My Commission Expires:
Commissioner of the Superior Court